UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 30, 2002

SPECTRALINK CORPORATION

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-28180 Commission file number	84-1141188 (IRS Employer Identification Number)

5755 Central Avenue, Boulder, Colorado (Address of principal executive office)	80301-2848 (Zip code)

303-440-5330
(Issuer’s telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed from last report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 30, 2002, SpectraLink Corporation (“SpectraLink”) terminated its relationship with Arthur Andersen LLP (“Andersen”) as its independent public accountants and engaged the services of KPMG LLP (“KPMG”) as the new independent accountants for SpectraLink and its subsidiary, SpectraLink International Corporation, for fiscal year ending December 31, 2002. The Board of Directors of SpectraLink approved the termination of Andersen and the appointment of KPMG upon the recommendation of SpectraLink’s Audit Committee.

Andersen’s audit reports on SpectraLink’s consolidated financial statements for the fiscal years ended December 31, 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000, and the subsequent period between December 31, 2001 and the date of this Form 8-K, there were no disagreements between SpectraLink and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports for such years. In addition, no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during SpectraLink’s two most recent fiscal years, and the subsequent period between December 31, 2001 and the date of this Form 8-K.

During the years ended December 31, 2001 and 2000, and the subsequent period between December 31, 2001 and the date of this Form 8-K, SpectraLink did not consult with KPMG with respect to any matters or events described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Although SpectraLink has requested a letter from Arthur Andersen stating its agreement with such statements and although SpectraLink has used reasonable efforts to obtain such letter, Spectralink has not been able to obtain the letter.

SpectraLink has not included the letter ordinarily required by Item 304(a)(3) of Regulation S-K because after making reasonable effort to obtain such a letter from Arthur Andersen, it has not been able to do so and is therefore excused pursuant to Item 304T of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a) Financial Statements of Businesses Acquired:

Not required.

(b) Pro Forma Financial Information:

Not required.

(c) Exhibits:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPECTRALINK CORPORATION

Date: July 30, 2002	By: /s/ Nancy K. Hamilton Nancy K. Hamilton, Principal Financial and Accounting Officer and on behalf of the Registrant

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